UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 15, 2012

Anadarko Petroleum Corporation

(Exact name of registrant as specified in its charter)

Delaware	1-8968	76-0146568
(State or other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1201 Lake Robbins Drive The Woodlands, Texas 77380-1046

(Address of principal executive offices including Zip Code)

Registrant’s telephone number, including area code: (832) 636-1000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02. Departure, election, or appointment of directors or officers; compensatory arrangements of officers

The 2012 Omnibus Incentive Compensation Plan

On February 16, 2012, the Board of Directors (the “Board”) of Anadarko Petroleum Corporation (the “Company”) approved the Company’s 2012 Omnibus Incentive Compensation Plan (the “Omnibus Plan”), subject to the final approval of the Company’s stockholders. The Omnibus Plan was then submitted to the Company’s stockholders at its Annual Meeting of Stockholders on May 15, 2012 (the “2012 Annual Meeting”), and the Omnibus Plan became effective upon the Company’s receipt of its stockholders’ approval of the Omnibus Plan at the 2012 Annual Meeting. Unless terminated earlier, the Omnibus Plan will remain effective until all of the shares of the Company’s common stock reserved for issuance have been issued, or the tenth anniversary of the Omnibus Plan’s effective date. The purpose of the Omnibus Plan is to provide a means through which the Company may attract, motivate and retain experienced and highly qualified individuals who are in a position to contribute materially to the success and long-term objectives of the Company. Employees of the Company, or any subsidiary of the Company, or a consultant that provides services to the Company or a subsidiary of the Company, including non-employee members of the Board, shall be eligible participants under the Omnibus Plan.

In connection with the approval of the Omnibus Plan, the Board has determined that no future grants of awards will be made under the Company’s 2008 Omnibus Incentive Compensation Plan (the “2008 Omnibus Plan”). The equity awards previously granted under the 2008 Omnibus Plan will remain outstanding in accordance with their terms.

A maximum of 30,000,000 of the Company’s shares of common stock (or 29,987,373 after reducing to give effect to awards granted under the 2008 Omnibus Plan after March 8, 2012 but prior to shareholder approval of the Omnibus Plan) will be reserved for issuance under the Omnibus Plan. The shares to be delivered under the Omnibus Plan may be made available from any combination of shares held in the Company’s treasury or authorized but unissued shares of the Company’s common stock. The Omnibus Plan will be administered by the Compensation and Benefits Committee of the Board (the “Compensation Committee”) with respect to all participants who are subject to the requirements of Section 16 of the Securities Exchange Act of 1934, as amended (“Section 16 Insiders”), or with respect to individuals who are reasonably deemed to be a “Covered Employee” as defined in Section 162(m) of the Internal Revenue Code of 1986, as amended (the “Code”). With respect to participants other than Section 16 Insiders or Covered Employees, the Omnibus Plan may be administered by the Management Committee, which is comprised of the Company’s Chief Executive Officer (so long as that officer is a member of the Board) and such other members of the Board as may be appointed to the Management Committee by the Board from time to time. The applicable plan administrator is responsible for administering the Omnibus Plan and has the discretionary power to interpret the terms and intent of the Omnibus Plan and any related documentation, to determine eligibility for awards and the terms and conditions of awards, to adopt rules, regulations, forms, instruments and guidelines and to exercise such powers and perform such acts as are deemed necessary or advisable to promote the best interests of the Company with respect to the Omnibus Plan.

The Omnibus Plan provides for awards of stock options (which may be designed to qualify as incentive stock options under Section 422 of the Code, or they may be designed as nonstatutory stock options), stock appreciation rights (either in tandem with a stock option award or as a stand alone award), restricted stock, restricted stock units, performance awards (which may be in the form of performance shares or performance units), incentive awards (cash awards) or “other” stock-based awards (which may include the grant or offer for sale of unrestricted shares of the Company’s common stock or awards in lieu of obligations to pay cash or deliver property to an individual). The Omnibus Plan imposes annual per-participant award limits and all awards under the Omnibus Plan are subject to the terms, conditions and limitations as determined by the plan administrator.

Incentive awards that are intended to meet the requirements of Section 162(m) of the Code will be designed using certain predetermined performance goals which were approved by the Company’s stockholders at the 2012 Annual Meeting. These performance goals are listed in detail within the Omnibus Plan document attached hereto.

Unless otherwise provided in a participant’s award agreement, in the event of a change of control (as defined in the Omnibus Plan) of the Company and the termination of the participant’s employment without cause or for good reason (as defined in the Omnibus Plan) during the protection period applicable to the participant, any outstanding stock option or stock appreciation right will become fully exercisable, any outstanding performance share, performance unit, restricted stock, restricted stock unit, other stock-based award or other cash award that was forfeitable will become non-forfeitable and fully vest, and to the extent applicable, will be converted into shares of the Company’s common stock or cash.

Each participant’s award shall be conditioned on repayment or forfeiture in accordance with any Company policy, applicable law, including the Sarbanes-Oxley Act of 2002 and/or the Dodd-Frank Wall Street Reform and Consumer Protection Act of 2010, and any relevant provisions in the related award agreement.

The Compensation Committee may amend the Omnibus Plan as it may deem proper and in the best interests of the Company, provided however that to the extent the amendment is required by applicable law, regulation or stock exchange rule to be submitted for stockholder approval, the approval of the Board will also be obtained. No change can be made to any award granted under the Omnibus Plan without the consent of the participant if such change would impair the right of the participant under the provisions of the award to acquire or retain common stock or cash that the participant may have otherwise acquired.

The foregoing description of the Omnibus Plan is qualified in its entirety by reference to the Omnibus Plan, a copy of which is attached hereto as Exhibit 10.1, and incorporated herein by reference.

Form Award Agreements

The Compensation Committee approved the terms of the form of award agreements to be used in connection with grants of stock options, restricted stock units and performance units to officers of the Company pursuant to the Omnibus Plan. Capitalized terms not defined herein shall have the meaning ascribed to them in the Omnibus Plan.

Stock Options. The form stock option award agreement provides that the stock options will vest pro-rata over three years beginning on the first anniversary of the date of grant. In the event that the participant’s service with the Company is terminated for any reason, all unvested stock option awards will generally be forfeited (without value) to the Company, with certain exceptions. If the termination occurs due to the participant’s (1) death, (2) disability (as defined in the Company’s disability plan), or (3) termination by the Company without Cause or a resignation by the participant for Good Reason during the Applicable Period following a Change of Control, all unvested stock options will become vested and exercisable. If the participant is terminated for Cause, all stock options will be immediately forfeited, whether vested or unvested. All unexercised stock options shall expire seven years from the date of grant.

Restricted Stock Units. The form restricted stock unit award agreement provides that each restricted stock unit will be settled in shares of the Company’s common stock at the end of the applicable vesting period (less any shares of common stock withheld to satisfy payroll taxes). The restricted stock units will vest pro-rata over three years beginning on the first anniversary of the date of grant. The participant will also be entitled to receive a dividend equivalent (a “Dividend Equivalent”) with respect to each underlying share of common stock subject to the restricted stock unit award. Each Dividend Equivalent will be reinvested in additional shares of Company common stock to be paid to the participant, less applicable taxes, at the same time as each restricted stock unit to which the Dividend Equivalent relates vests and is settled. If the participant voluntarily terminates his employment other than for Good Reason during the Applicable Period following a Change of Control (including normal retirements), or the Company terminates the participant for Cause, all unvested restricted stock units and Dividend Equivalents will be immediately forfeited without value. Upon participant’s (1) death, (2) disability (as defined in the Company’s disability plan), (3) termination by the Company without Cause, or (4) termination for Good Reason during the Applicable Period following a Change of Control, all unvested restricted stock units and Dividend Equivalents will immediately vest.

Performance Units. The form performance unit award agreement will set forth the “target” number of performance unit awards granted to each participant. The performance goal applicable to the awards in the form agreements is Total Shareholder Return, or “TSR,” over two separate performance periods. The TSR measure will be calculated by beginning with the average closing price of common stock on the last 30 trading days of an applicable performance period, subtracting the average closing price of common stock during the 30 day trading period preceding the first day of the performance period, and adding in any dividends paid per share of common stock during the performance period. That total number will then be divided by the average closing price of common stock for the 30 day trading period preceding the first day of the performance period. The TSR performance goal will be based upon the Company’s TSR ranking in comparison to the TSR of a preselected peer group. Fifty percent of the performance units will be subject to a TSR performance period that will be measured over the first and second calendar years of the award, and fifty percent of the performance units will be subject to a TSR performance period that will be measured over the first, second and third calendar years of the award. If the participant is still employed at the end of the applicable performance period, the performance unit will vest and become payable in cash (less applicable payroll taxes) based upon the Company’s TSR ranking in comparison to that of its preselected peer group. The participant may earn from 0% to 200% of the target number of performance units originally granted to him.

During the performance period, if the participant voluntarily terminates his employment other than for Good Reason during the Applicable Period following a Change of Control, or the Company terminates the participant for Cause, all unvested performance units will be immediately forfeited. Other than with respect to a Change of Control, if the participant’s employment is terminated by the Company without Cause prior to the end of a performance period, the participant will be eligible to receive the settlement of the performance units following the end of the performance period and based upon actual performance results. If termination occurs due to the participant’s (1) death, (2) disability (as defined in the Company’s disability plan), or (3) termination by the Company without Cause or a resignation by the participant for Good Reason during the Applicable Period following a Change of Control, all performance units will become vested and payable at the “target” level. In the event that the participant retires during a performance period, the participant will be eligible to receive the settlement of the performance units following the end of the performance period and based upon actual performance results the performance units, but on a pro-rata basis based upon the number of months worked during the performance period.

The foregoing descriptions of the form of award agreements for grants of stock options, restricted stock units and performance units pursuant to the Omnibus Plan are qualified in their entirety by reference to the award agreements, copies of which are attached hereto as Exhibit 10.2, 10.3 and 10.4, respectively, and incorporated herein by reference.

In addition, the Compensation Committee approved the terms of the form of award letter to be used in connection with grants of restricted shares pursuant to the Company’s 2008 Director Compensation Plan (the “Director Plan”) to non-employee directors of the Company who are residents of the United Kingdom. The form award letter for restricted shares provides that each restricted share will be settled in shares of the Company’s common stock at the end of the applicable vesting period. The restricted shares will vest on the fifth anniversary of the date of grant. The participant will also be entitled to receive cash dividends payable on a current basis with respect to each underlying share of common stock subject to the restricted share award and will have the right to vote such shares. If the participant voluntarily resigns from the Board, all unvested restricted shares will be immediately forfeited. If the participant’s service on the Board is terminated as a result of participant’s death or disability all unvested restricted shares will immediately vest. In the event of a change of control of the Company all unvested restricted shares will immediately vest, unless the participant continues to serve as a member of the Board or on the board of directors of the Company’s successor.

The foregoing description of the form of award letter for grants of restricted shares pursuant to the Director Plan to non-employee directors of the Company who are residents of the United Kingdom is qualified in its entirety by reference to the form of award letter, a copy of which is attached hereto as Exhibit 10.5 and incorporated herein by reference.

Awards Granted Under the 2012 Omnibus Incentive Compensation Plan

As announced by the Company in a Form 8-K filed on February 21, 2012, effective on May 15, 2012, Mr. James T. Hackett transitioned from Chairman and Chief Executive Officer of the Company to Executive Chairman and Mr. R. A. Walker was appointed as President and Chief Executive Officer of the Company. In connection with such transition, Mr. Walker received the following compensation elements, as previously approved by the Compensation Committee: (1) an increase in base salary from $800,000 to $1,300,000, (2) an increase in annual target incentive bonus from 100% to 130% of base salary, and (3) a promotional equity award pursuant to the Omnibus Plan equivalent to $3,250,000 based on the Company’s closing stock price on May 15, 2012, with such value delivered 40% in stock options, 35% in restricted stock units and 25% in performance units. Mr. Walker’s awards will be governed by the Omnibus Plan and the form of award agreements for grants of such stock options, restricted stock units and performance units approved by the Compensation Committee, as described above and attached hereto as Exhibits 10.2, 10.3 and 10.4, respectively.

Item 5.03 Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year

Effective May 15, 2012, the Board amended and restated the By-Laws of the Company, amended and restated as of May 21, 2009 (the “By-Laws”). The primary changes to the By-Laws were to amend Article III to include Section 3.3 to clarify that newly created directorships resulting from any increase in the number of directors or any vacancy of the Board resulting from death, resignation, disqualification or other cause shall be filled by the affirmative vote of a majority of the remaining directors then in office, even though less than a quorum of the Board, or by a sole remaining director. In addition, Article IV, Section 4.3 was amended in order to authorize the lead director, if designated by the Board, to call special meetings of the independent members of the Board. This summary is qualified in its entirety by reference to the By-Laws of the Company, amended and restated as of May 15, 2012, and filed as Exhibit 3.1 attached hereto and incorporated by reference herein.

Item 9.01 Financial Statements and Exhibits

(d) Exhibits.

Exhibit Number	Description

3.1	By-Laws of Anadarko Petroleum Corporation, amended and restated as of May 15, 2012.

10.1	Anadarko Petroleum Corporation 2012 Omnibus Incentive Compensation Plan.

10.2	Form of Anadarko Petroleum Corporation Form 2012 Omnibus Incentive Compensation Plan Stock Option Award Agreement.

10.3	Form of Anadarko Petroleum Corporation 2012 Omnibus Incentive Compensation Plan Restricted Stock Unit Award Agreement.

10.4	Form of Anadarko Petroleum Corporation 2012 Omnibus Incentive Compensation Plan Performance Unit Award Agreement.

10.5	Form of U.K. Award Letter for Anadarko Petroleum Corporation 2008 Director Compensation Plan.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ANADARKO PETROLEUM CORPORATION (Registrant)

May 15, 2012

	By:	/s/ Robert K. Reeves
Robert K. Reeves
Senior Vice President, General Counsel
and Chief Administrative Officer

EXHIBIT INDEX

Exhibit Number	Description

3.1	By-Laws of Anadarko Petroleum Corporation, amended and restated as of May 15, 2012.

10.1	Anadarko Petroleum Corporation 2012 Omnibus Incentive Compensation Plan.

10.2	Form of Anadarko Petroleum Corporation Form 2012 Omnibus Incentive Compensation Plan Stock Option Award Agreement.

10.3	Form of Anadarko Petroleum Corporation 2012 Omnibus Incentive Compensation Plan Restricted Stock Unit Award Agreement.

10.4	Form of Anadarko Petroleum Corporation 2012 Omnibus Incentive Compensation Plan Performance Unit Award Agreement.

10.5	Form of U.K. Award Letter for Anadarko Petroleum Corporation 2008 Director Compensation Plan.